Exhibit 99.1

Novelion Therapeutics Announces

Next Phase of Operational Improvements

Once fully implemented, plans expected to reduce annual costs by approximately $35 million

Vancouver, British Columbia, August 23, 2018 — Novelion Therapeutics Inc. (NASDAQ:NVLN), a biopharmaceutical company dedicated to developing new standards of care for individuals living with rare metabolic diseases, today announced the next phase of operational improvements, following the January 2018 announcement of its initial cost reduction initiative.  The current phase of improvements reflects significant cost reduction efforts, which include a number of structural changes across nearly all business and staff functions. These measures are intended to result in sustainability and to facilitate achievement of the Company’s cash flow positive goal.

Interim Chief Executive Officer Jeff Hackman said, “The measures we announced today are consistent with our stated goals to improve operational efficiency and reduce cash operating expenses.  We intend to continue to take the necessary steps to help position our company for sustainable future growth. I am confident that these cost control and expense management efforts better align our operations with our two commercial products. These operational improvements, when taken together with anticipated revenue growth driven by the ongoing European launch of MYALEPTA®, are intended to create a pathway to positive cash flow and enhance our ability to leverage our flexible capital structure and restructure Aegerion’s outstanding convertible debt.”

Mr. Hackman continued, “We take seriously our responsibility to our patients while maintaining high compliance standards. We are intently focused on continuing to deliver our important therapies to those in need, while eventually also positioning us to be able to potentially expand our opportunities with metreleptin. Our employees have always shared this determination, and I want to thank each of them, particularly those who are impacted by the cost reductions, for their contributions and dedication to our patients.”

Mark Corrigan, M.D, executive chairman, commented, “As a result of these operational improvements, the Company has reduced its global workforce by approximately 36 percent, across nearly all functions. Novelion estimates that the headcount reduction and other cost control measures will reduce its remaining 2018 operating expenses by approximately $20 million and its 2019 operating expenses by approximately $35 million. These savings support the next phase in the evolution of the company and are intended to better position the company as it continues its ongoing capital structure review.”

About Novelion Therapeutics

Novelion Therapeutics is a global biopharmaceutical company dedicated to developing and commercializing therapies that deliver new standards of care for people living with rare and underserved metabolic diseases. Our goal is to develop and bring to market transformational therapies that have the potential to significantly change the treatment paradigm for patients affected by a variety of rare and metabolic diseases, including diseases associated with low leptin, such as low-leptin associated obesity. With a global footprint and an established commercial portfolio, including MYALEPT® (metreleptin) and JUXTAPID® (lomitapide), our business is supported by differentiated treatments that treat severe and rare diseases.

Forward Looking Statements

Certain statements in this press release constitute “forward-looking statements” of Novelion within the meaning of applicable laws and regulations and constitute “forward-looking information” within the meaning of applicable Canadian securities laws.  Any statements contained herein which do not describe historical facts, including statements regarding achieving sustainable growth, the sustainabilty of the cost reductions, expected revenue growth, the potential future opportunity for metreleptin, fixing our capital structure and restructuring Aegerion’s convertible debt, and the expected outcomes of the cost restructuring plan, including creating a sustainable business, generating positive cash flow, better positioning the company to restructure Aegerion’s convertible debt and addressing our capital structure, and the estimated levels of reduction in our annualized operating expenses, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, those risks identified in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including under the heading “Risk Factors” in our Annual Report on Form 10-K filed on March 16, 2018, and subsequent filings, with the SEC, available on the SEC’s website at www.sec.gov.  Any such risks and uncertainties could materially and adversely affect our results of operations, profitability and cash flows, which would, in turn, have a significant and adverse impact on our stock price. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by law, we undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

This press release also contains “forward-looking information” that constitutes “financial outlooks” within the meaning of applicable Canadian securities laws. This information is provided to give investors general guidance on management’s current expectations of certain factors affecting our business, including our financial results. Given the uncertainties, assumptions and risk factors associated with this type of information, including those described above, investors are cautioned that the information may not be an appropriate subject of reliance for other purposes.

Investors and others should note that we communicate with our investors and the public using our company website www.novelion.com, including, but not limited to, company disclosures, investor presentations and FAQs, SEC filings, press releases, public conference calls transcripts and webcast transcripts. The information that we post on this website could be deemed to be material information. As a result, we encourage investors, the media and others interested to review the information that we post there on a regular basis. The contents of our website shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

CONTACT:

Amanda Murphy, Director, Investor Relations & Corporate Communications

Novelion Therapeutics

857-242-5024

amanda.murphy@novelion.com